EXHIBIT 10.4


                           SUBORDINATED LOAN AGREEMENT


     THIS SUBORDINATED LOAN AGREEMENT, dated as of November 28, 2000 (hereinafter referred to as this "Agreement"), is entered into between MascoTech, Inc., a Delaware corporation (the "Company"), and Masco Corporation, a Delaware corporation ("Tailor Shareholder").

     WHEREAS, the Company desires to have the right to sell to Tailor Shareholder, and Tailor Shareholder is willing to purchase from the Company at its request, from time to time, up to $100.0 million principal amount of subordinated debt securities upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, the parties agree as follows:

     1. Authorization of Issues of Securities. (a) The Company has authorized the issuance and delivery of separate series of subordinated debt securities ("Securities"), such Securities to have substantially the same terms and provisions as the form of subordinated note attached hereto as Exhibit A.

     (b) The Securities shall be issued in one or more series with the interest rate on each such series being a rate per annum that is the higher of: (i) 400 basis points over the average Treasury Rate (as hereinafter defined) for the week preceding the week in which the notice of purchase referred to in Paragraph 2 is given to Tailor Shareholder with respect to such series; or (ii) 150 basis points over the Comparable Debt Issuance Rate (as hereinafter defined) with respect to such series; provided that the interest rate on each series of the Securities will at the time of issuance not exceed 14.5% per annum; provided, further, that the applicable interest rate on each series of the Securities will increase by 1.0% per annum on December 31, 2005 and an additional 1.5% per annum on December 31, 2007. In the event the Comparable Debt Issuance Rate is not timely determined with respect to any series of Securities, the interest rate with respect to such series will be that provided under clause (i) above until such time as the Comparable Debt Issuance Rate is determined with respect to such series, whereupon the applicable interest rate will be retroactively adjusted, if necessary, to be that which would otherwise apply.

     (c) "Treasury Rate" means the rate for noncallable direct obligations of the United States ("Treasury Notes") having a maturity that ends on June 30, 2009, as published in the Federal Reserve Statistical Release H.15(519) (or any successor publication provided by the Board of Governors of the Federal Reserve System) under the heading "Treasury Constant

Maturities." If a rate for Treasury Notes having a maturity that ends on June 30, 2009 has not been so published or reported for the preceding week as provided above by 1:00 P.M., New York City time, on the date of a Notice (as hereinafter defined), then the Treasury Rate shall be calculated by the Company and shall be a yield to maturity (expressed on a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 1:30 P.M., New York City time, on the date of such Notice, of three leading primary United States government securities dealers selected by the Company for the purchase of Treasury Notes with a remaining maturity that ends as nearly close to June 30, 2009 as practicable.

     (d) The "Comparable Debt Issuance Rate" means, with respect to any series of securities, a per annum rate of interest determined as follows: Each of the Company and Tailor Shareholder shall select an investment banking firm within two Business Days from the date the Notice with respect to such series, and those two investment banking firms shall have one Business Day to select a third investment banking firm. In the absence of a selection within these specified time periods, the Company shall be deemed to have selected Donaldson, Lufkin & Jenrette Securities Corporation and Tailor Shareholder shall be deemed to have selected Merrill, Lynch & Company and these two investment banking firms shall be deemed to have selected Salomon Smith Barney Inc. Any other investment banking firms shall have significant experience and qualifications with respect to the origination and sale of high yield debt instruments of manufacturing and industrial companies. Each of the three investment banking firms shall have until the fifth business day following the date of the Notice to determine, in its good faith opinion, the per annum rate of interest that the Company would be required to pay if it were to issue the relevant series of Securities to third party investors in a transaction negotiated at arm's-length and priced as of the date of the Notice, and each banker shall set forth its conclusion in a letter addressed to each of Tailor Shareholder and the Company and delivered to each of them by 12:00 noon New York City time on the fifth business day from the date of the Notice given to Tailor Shareholder. The arithmetic mean of the interest rates determined by each of the three investment banking firms shall be the Comparable Debt Issuance Rate with respect to the relevant series of Securities.

     (e) Except with respect to voting rights (as specified in Section 7.1 of the form of subordinated note attached hereto as Exhibit A), each issuance of Securities shall constitute a separate and discrete series of securities and may be redeemed pursuant to Section 5.1 of the form of subordinated note attached hereto as Exhibit A without regard to the redemption of any other Securities.

     (f) As used herein, the "date of a Notice" shall mean the date upon which the Notice has been effectively given under Paragraph 8 hereof.

     2. Obligation to Purchase. (a) Subject to only (i) the accuracy of the representations and warranties made by the Company pursuant to Paragraph 6 hereof, (ii) the absence of a Bankruptcy Event (as defined below) and (iii) except as set forth in the proviso to this sentence, the absence of an Event of Default under the Senior Credit Facilities (collectively, clauses (i), (ii) and (iii) are referred to as the "Conditions"), Tailor Shareholder agrees to purchase, at par, at any time or from time to time on or before October 31, 2003 (the "Commitment Expiry Date"), upon written notice delivered by or on behalf of the Company in the form of Exhibit B hereto (the "Notes"), up to $100.0 million aggregate principal amount of Securities (the "Commitment"); provided that, notwithstanding the failure of the condition referred to in clause (iii), Tailor Shareholder shall be obligated to so purchase Securities to the extent that the Notice includes a certification to the effect that (1) the Company will use the proceeds from the issuance of such series of Securities solely to meet cash obligations in respect of any of the 4-1/2% Convertible Subordinated Debentures Due December 15, 2003 (the "Convertible Debentures") upon maturity, acceleration or exercise of the conversion privilege in respect thereof (whether before or after the occurrence of the Event of Default) or (2) if the date of the Notice is on or prior to the 30th day prior to the Commitment Expiry Date, the Company will use the proceeds from the issuance of such series of securities solely to fund, in whole or in part, the aggregate amount of cash that is (or will be) payable to holders of Convertible Debentures that are outstanding on the date of the Notice. In the event the proviso to the foregoing sentence is applicable, the Condition set forth in clause (iii) shall be deemed satisfied with respect to the purchase specified in the Notice for all purposes of this Agreement. Each Notice shall specify the principal amount of Securities that Tailor Shareholder is required to purchase (which, other than when the proviso to the second preceding sentence applies, for each respective issuance of Securities shall be $5.0 million or any larger multiple of $500,000). The interest rate for such Securities shall be determined in accordance with the provisions of Paragraph 1(b). For purposes of this Agreement a Bankruptcy Event shall be defined as the occurrence of either of the following events:

          (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law or hereinafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days, or,

          (ii) The Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or of any substantial part of its property, or shall make any general assignment for the benefit of creditors.

     (b) "Senior Credit Facilities" means the Credit Agreement, to be dated as of the date of the Merger (as defined under the Recapitalization Agreement dated August 1, 2000 between the Company and Riverside Company LLC), among The Chase Manhattan Bank, Chase Securities Inc., the Company and certain of its subsidiaries and the other lenders and financial institutions party thereto from time to time, as the same may be amended, modified, waived, refinanced or replaced from time to time (whether under a new credit agreement or otherwise).

     (c) The Commitment is not revolving in nature, and any Securities repurchased, redeemed or otherwise acquired by the Company shall not restore the Commitment. The Company may reduce or terminate the unused portion of the Commitment at any time by written notice to Tailor Shareholder.

     (d) Notwithstanding the foregoing, upon the occurrence of a Change of Control as defined in Section 5.2 of Exhibit A, Tailor Shareholder's Commitment shall terminate.

     3. Closing. (a) Any closing of a sale of Securities to Tailor Shareholder hereunder shall occur at the Company's offices (or such other place as may be agreed to by the Company and Tailor Shareholder) on the fifth Business Day (as hereinafter defined) after the Company gives Tailor Shareholder the Notice. The term "Business Day" shall mean any day, except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

     (b) At each closing, subject to the satisfaction of the Conditions, Tailor Shareholder shall deliver to the Company immediately available funds in an amount equal to the aggregate principal amount of Securities being purchased.

     (c) At each closing, the Company shall deliver to Tailor Shareholder one or more certificates for the Securities being issued, registered in the name of Tailor Shareholder (or such other person as Tailor Shareholder may designate prior to the closing) with any such legend that may be appropriate and in such denominations of $1,000 and any multiple thereof as Tailor Shareholder may specify prior to the closing. The Company's delivery of the certificates representing the Securities being purchased shall automatically be deemed to be a representation by the Company that the Conditions are satisfied at such time. The satisfaction of the Conditions shall be a condition to Tailor Shareholder's obligation to purchase such Securities.

     4. Commitment Fee. (a) The Company shall pay Tailor Shareholder a commitment fee for Tailor Shareholder's Commitment hereunder at the rate of 0.125% per annum on the daily average amount by which the Commitment exceeds the principal amount of Securities purchased by Tailor Shareholder hereunder (including Securities previously issued and redeemed).

     (b) The commitment fee shall continue to accrue from and including the date of the Merger to but excluding the date on which the aggregate principal amount of Securities purchased by Tailor Shareholder hereunder (including Securities previously issued and redeemed) equals the Commitment (as may be reduced or terminated pursuant to Paragraph 2(c)) or the date on which the Commitment is terminated or expires. Such fee shall be computed for the actual number of days elapsed and shall be payable quarterly on the last day of each calendar quarter and upon fulfillment of the Commitment in its entirety or the earlier termination of the Commitment.

     5. Representations of Tailor Shareholder. Tailor Shareholder represents and warrants to the Company that:

          (a) Tailor Shareholder is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is authorized by its certificate of incorporation to carry on its business as now conducted.

          (b) The execution, delivery and performance by Tailor Shareholder of this Agreement and the consummation by Tailor Shareholder of the transactions contemplated hereby are within the corporate powers of Tailor Shareholder and have been duly authorized by all necessary corporate action on the part of Tailor Shareholder. This Agreement constitutes a valid and binding agreement of Tailor Shareholder, except as the same may be limited by general equity principles or laws affecting creditors' rights generally.

          (c) The execution, delivery and performance of this Agreement do not result in any violation by Tailor Shareholder of any indenture, mortgage or other agreement or instrument by which Tailor Shareholder or any of its Subsidiaries (as hereinafter defined) is bound.

          (d) No authorization, consent or approval of, or registration or filing with, any governmental or public body or regulatory authority is required on the part of Tailor Shareholder which has not been obtained for the purchase by Tailor Shareholder of the Securities contemplated by this Agreement, and such a purchase will not result in any violation by Tailor Shareholder of any of the terms or provisions of its certificate of incorporation or by-laws.

          (e) Tailor Shareholder has received such information from the Company as it deems necessary and sufficient in order to make an informed investment decision regarding its commitment to purchase Securities hereunder. Tailor Shareholder is a sophisticated investor, with such knowledge and experience in financial matters that it is capable of evaluating the risks and merits of an investment in the Securities, and is purchasing such Securities for its own account for investment and (subject, to the ex-tent necessary, to the disposition of its property being at all times within its control) not with a view to any distribution or other disposition thereof, and is proceeding on the assumption that it must bear the economic risk of any such investment for an indefinite period since such Securities may not be sold except as set forth below. If Tailor Shareholder decides to dispose of any of the Securities acquired pursuant to this Agreement or any securities issued in exchange or substitution therefor (which it does not presently contemplate), it will not offer, sell or deliver any such securities, directly or indirectly, except in compliance with the Securities Act of 1933.

     6. Representations of the Company. The Company represents and warrants to Tailor Shareholder that:

          (a) As of the date hereof, the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is authorized by its certificate of incorporation to carry on its business as now conducted.

          (b) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes a valid and binding agreement of the Company, except as the same may be limited by general equity principles or laws affecting creditors' rights generally.

          (c) The Securities issuable from time to time pursuant to this Agreement have been duly authorized by all necessary corporate action on the part of the Company and, if and when such Securities are issued pursuant to this Agreement, such Securities will constitute valid and binding obligations of the Company, except as the same may be limited by general equity principles or laws affecting creditors' rights generally.

          (d) Assuming the truth and accuracy of Tailor Shareholder's representations and warranties set forth in Paragraph 5(e), no authorization, consent or approval of, or registration or filing with, any governmental or public body or regulatory authority is required on the part of the Company for the issuance of the Securities pursuant to this Agreement prior to the issuance of Securities hereunder, and such issuance will not result in any violation by the Company of any of the terms or provisions of the certificate of incorporation or bylaws of the Company.

          (e) The execution, delivery and performance by the Company of this Agreement and the issuance of Securities pursuant to this Agreement do not result in any violation by the Company of any of the terms or provisions of any indenture, mortgage or other agreement or instrument by which the Company or any of its Sub-sidiaries is bound. "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     7. Miscellaneous. All notices, requests and other communications to either party hereunder shall be in writing (including telex, telecopy or similar writing) and shall be delivered by hand and receipted for by the party to whom such communication shall have been directed or mailed by certified mail return receipt requested to the following address (or to such other address as the party receiving such communication has theretofore advised the other party in the manner provided for herein):

     (a) If to Tailor Shareholder, to:

              21001 Van Born Road
              Taylor, MI  48180
              Facsimile:   (313) 792-4107
              Attention:   Chairman of the Board and General Counsel


              with a copy to:

              Honigman Miller Schwartz and Cohn
              2290 First National Building
              Detroit, MI  48226
              Facsimile:   (313) 465-7575
              Attention:   Alan Stuart Schwartz, Esq.


          except in the case of the Notice required under Paragraph 2, in which case each such notice shall be deemed delivered only upon actual receipt (which may be evidenced by a facsimile confirmation), directed to:

              Masco Corporation
              21001 Van Born Road
              Taylor, MI  48180
              Facsimile:   (313) 792-4107
              Attention:   Robert Rosowski

     (b) If to the Company, to:

              MascoTech, Inc.
              21001 Van Born Road
              Taylor, MI  48180
              Facsimile:   (313) 792-6940
              Attention:   President

              with a copy to:

              Cahill Gordon & Reindel
              80 Pine Street
              New York, NY  10005
              Facsimile:   (212) 269-5420
              Attention:  Jonathan A. Schaffzin, Esq.

     8. Amendments; No Waivers. This Agreement may not be amended or terminated, nor any condition or term hereof be waived orally, but only by an instrument in writing duly executed by the parties hereto or, in the case of a waiver, by the party otherwise entitled to performance. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     9. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     10. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that (1) Tailor Shareholder may transfer or assign, in whole or from time to time in part, to one or more of its affiliates, its obligation to purchase all or a portion of the Securities, but no such transfer or assignment will relieve Tailor Shareholder of its obligations hereunder in any respect and (2) the Company may assign its rights to give Notice and to require that Tailor Shareholder meet its obligations hereunder as collateral security for the obligations of the Company under the Senior Credit Facilities. Tailor Shareholder hereby agrees to cooperate with the Company and the lenders under the Senior Credit Facilities in order to effect the intent of clause (2) of the immediately preceding sentence.

     11. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

     12. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

     13. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                 MASCO CORPORATION


                                 By:  ________________________________
                                      Name:
                                      Title:


                                 MASCOTECH, INC.


                                 By:  __________________________________
                                        Name:
                                        Title:

                                                                       Exhibit A


                            FORM OF SUBORDINATED NOTE


            [insert securities law and any other appropriate legends]


No.                                                   $ Principal Amount

                                 MASCOTECH, INC.


                 % Subordinated Note Due June 30, 2009, Series [   ]

     MascoTech, Inc., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received hereby promises to pay to _________ or registered assigns the principal sum of ________ on the Stated Maturity Date (as hereinafter defined) or any earlier redemption date, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually in arrears, on June 30 and December 31 (unless such day is not a Business Day (as hereinafter defined), in which event on the next succeeding Business Day) (each an "Interest Payment Date") of each year in which this Note remains outstanding, commencing with ________, 200[ ] [INSERT FIRST INTEREST PAYMENT DATE FALLING THREE OR MORE MONTHS AFTER ISSUANCE], on the unpaid principal sum hereof outstanding in like coin or currency, at the rates per annum set forth below, by check mailed to the address of the holder as such address shall appear in the Register (as hereinafter defined), from the most recent Interest Payment Date to which interest has been paid on this Note, or if no interest has been paid on this Note, from ________200[ ] [INSERT ISSUE DATE], until payment in full of the principal sum hereof has been made.

     The interest rate shall be a rate per annum that is specified on the face hereof (the "Interest Rate"); provided, further, that the Interest Rate on this Note will increase by 1.0% per annum on December 31, 2005 and an additional 1.5% per annum on December 31, 2007. Further, the Issuer shall pay interest on overdue principal at a rate per annum 1% above the rate borne by this Note at the time the same became overdue (the "Overdue Rate"), and interest on overdue installments of interest, to the extent lawful, at the Overdue Rate. Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Stated Maturity Date (or any earlier redemption or repayment date), as the case may be, unless previously paid. Interest on this Note will be calculated on the basis of a 360 day year of twelve 30-day months.

     Notwithstanding anything herein to the contrary, the interest or any amount deemed to be interest payable by the Issuer with respect to this Note shall not exceed the maximum amount permitted by applicable law and, to the extent that any payments in excess of such permitted amount are received by the holder, such excess shall be considered payments in respect of the principal amount of this Note. All sums paid or agreed to be paid to the holder for the use, forbearance or retention of the indebtedness of the Issuer to the holder shall, to the extent permitted by applicable law, be deemed to be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full of the principal so that the interest on account of such indebtedness shall not exceed the maximum amount permitted by applicable law.

     This Note is one of a duly authorized issue of subordinated notes designated as the _____% Subordinated Notes Due June 30, 2009, Series _____ of the Issuer, limited in aggregate principal amount to $_____ (hereinafter called the "Notes").

     This Note is transferable and assignable to one or more purchasers (in any multiple of $100,000 or more), subject to the restrictions on transfer referred to on the face hereof. The Issuer agrees to issue, from time to time, replacement Notes in the form hereof to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance satisfactory to the Issuer, the Issuer also agrees to issue replacement Notes for Notes which have been lost, stolen, mutilated or destroyed.

     The Issuer shall keep at its principal office a register (the "Register") in which shall be entered the names and addresses of the registered holders of the Notes and particulars of the respective Notes held by them and of all transfers of such Notes. The ownership of the Notes shall be proven by the Register. For the purpose of paying interest and principal on the Notes, the Issuer shall be entitled to rely on the names and addresses in the Register and, notwithstanding anything to the contrary contained in this Note, no Event of Default shall occur under Section 4.1(a) or (b) if payment of interest and principal is made in accordance with the names and addresses and particulars contained in the Register.

     SECTION 11. Definitions.

     SECTION 1.1. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Note shall have the respective meanings specified below. The terms defined in this Section 1.1 include the plural as well as the singular.

     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and poli-cies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

     "Event of Default" means any event or condition specified as such in
Section 4 which shall have continued for the period of time, if any, therein designated.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Senior Indebtedness" means (a) all indebtedness of the Issuer for money borrowed (including without limitation obligations of the Issuer in respect of overdrafts, foreign exchange contracts, swaps, hedging contracts, letters of credit, bankers' acceptances, or any loan or advance from a bank whether or not evidenced by promissory notes or other instruments) or incurred in connection with the acquisition of property, whether outstanding on the date of execution of this Note or thereafter created, assumed or incurred, including but not limited to, the Issuer's 4-1/2% Convertible Subordinated Debentures due December 15, 2003 and indebtedness of the Issuer in respect of the Senior Credit Facilities (as defined in the Subordinated Loan Agreement pursuant to which this Note is issued), except (i) other notes issued pursuant to the Subordinated Loan Agreement between the Issuer and Masco Corporation, a Delaware corporation ("Tailor Shareholder"), dated as of , 2000, all of which notes shall rank pari passu with the Notes, (ii) such indebtedness of the Issuer as is by its terms expressly stated to be not superior in right of payment to the Notes or to rank pari passu with the Notes, and (iii) indebtedness of the Issuer to a Subsidiary of the Issuer, (b) any guaranty, endorsement or other contingent obligation of the Issuer in respect of, or to purchase or otherwise acquire, any indebtedness of another for money borrowed or incurred in connection with the acquisition of property, and (c) any deferrals, renewals or extensions of any such Senior Indebtedness, or debentures, notes or other evidences of indebtedness issued in exchange for such Senior Indebtedness. The term "indebtedness of the Issuer for money borrowed" as used in the foregoing sentence shall mean any obligation of the Issuer for borrowed money, whether or not evidenced by notes or other written obligations, and any indebtedness of the Issuer evidenced by bonds, notes or debentures or other similar instruments. The term "indebtedness of the Issuer incurred in connection with the acquisition of property" as used in the first sentence of this definition shall mean any purchase money obligation (whether or not secured by any Lien or other security interest) created or assumed as all or part of the consideration for the acquisition of property whether by purchase, merger, consolidation or otherwise (but not including any account payable or any other obligation created or assumed by the Issuer in the ordinary course of business in connection with the obtaining of materials or services) and any indebtedness arising under a lease of property, equipment or other assets which, pursuant to gener-ally accepted accounting principles then in effect, is classified as a liability on the Issuer's balance sheet.

     "Stated Maturity Date" means June 30, 2009.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     SECTION 22. Payment of Principal and Interest.

     SECTION 2.1. Payment of Principal and Interest. No provision of this Note shall alter or impair, as between the Issuer and the holder of this Note the obligations of the Issuer, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, times, and rate, and in the currency, herein prescribed.

     SECTION 3. Covenants.

     SECTION 3.1. Offices for Notices and Transfers, etc. So long as any of the Notes remain outstanding, the Issuer will maintain an office or agency where the Notes may be presented for registration of transfer and for exchange and an office or agency where notices and demands to or upon the Issuer in respect of the Notes may be served. The Issuer will give to the holders of the Notes written notice of any change of location of any such office or agency thereof.

     SECTION 3.2. Provision as to Paying Agent. The Issuer shall act as its own paying agent and will, on or not more than seven days before each due date of the principal of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes of such series a sum sufficient to pay such principal or interest so becoming due.

     SECTION 3.3. Subordination of Subsidiary Indebtedness. The Issuer shall obtain an agreement from each of its Subsidiaries to the effect that, so long as any Notes are outstanding, all indebtedness of the Issuer to such Subsidiary for money borrowed or incurred in connection with the acquisition of property shall be subordinated and junior in right of payment to the prior payment in full of all such Notes in the same manner and to the same extent as such Notes are subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined herein).

         SECTION 3.4. When Company May Merge, Etc. The Issuer will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (each a

"Transfer") as an entirety to, any person or persons, and the Issuer will not permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Issuer and its Subsidiaries, taken as a whole, to any other person or persons other than a Transfer by the Issuer to a wholly owned Subsidiary of the Issuer as contemplated by the Commitment Letter for the Senior Credit Facilities, unless at the time of and after giving effect thereto:

          (a) either (i) if the transaction or series of transactions is a merger or consolidation, the Issuer shall be the surviving person of such merger or consolidation, or (ii) the person formed by any such consolidation or into which the Issuer or such Subsidiary is merged or to which the properties and assets of the Issuer and/or any Subsidiary, as the case may be, are transferred (any such surviving person or transferee person being a "Surviving Entity") shall be a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume all the obligations of the Issuer under this Note, and in each case, this Note shall remain in full force and effect; and

          (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default hereunder shall have occurred and be continuing.

     Upon any consolidation, or merger or any transfer of all or substantially all of the assets of the Issuer in accordance with this Section 3.4 in which the Issuer is not the continuing corporation, the Surviving Entity formed by such consolidation or into which the Issuer is merged to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Note with the same effect as if such Surviving Entity had been named as such.

     SECTION 4. Events of Default and Remedies.

     SECTION 4.1. Events of Default. "Event of Default", whenever used herein with respect to any Note means any one of the following events:

          (a) default in the payment of interest upon any Note when it becomes due and payable and continuance of such default for a period of 30 days; or

          (b) default in the payment of all or any part of the principal of any Note as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

          (c) default in the performance, or breach, of any covenant of the Issuer in any Note (other than a covenant, a default in whose performance or whose breach is elsewhere in this Section or elsewhere in the corresponding provision in any such other Note specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer by the holders of at least 25% in principal amount of the outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Notes; or

          (d) the Event of Default referred to in Section 5.2(c); or

          (e) default under any mortgage, indenture or other instrument or agreement under which there may be issued, or by which there may be secured or evidenced, indebtedness of the Issuer in an aggregate principal amount of $25.0 million or more, which default (i) is caused by a failure to pay such indebtedness on its maturity date within the applicable express grace period (and such failure continues for a period of 30 days or more) or (ii) results in the acceleration of such indebtedness prior to its express final maturity (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Issuer of such notice of acceleration); or

          (f) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of the Issuer or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

          (g) the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property, or shall make any general assignment for the benefit of creditors.

     If an Event of Default described in clause (a), (b), (c), (d) or (e) occurs and is continuing, then, and in each and every such case, unless the principal of all of the Notes shall have already become due and payable, the holders of not less than 25% in aggregate principal amount of the Notes of this Series then outstanding, by notice in writing to the Issuer, may declare the entire principal of all of the Notes and the interest accrued and unpaid thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (f) or (g) occurs, the principal of and accrued interest on the Notes shall become and be immediately due and payable without any declaration or other act on the part of any holder of Notes.

     The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit in trust for the benefit of the holders of the Notes a sum sufficient to pay all matured installments of interest upon all of the Notes and the principal of the Notes (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest to the date of such payment or deposit) and if any and all Events of Default under this Note other than the non-payment of the principal shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer, may waive all defaults with respect to the Notes and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

     SECTION 4.2. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. All powers and remedies given by this Section 4 to the holders of Notes shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Note and no delay or omission of any holder of any of the Notes to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, every power and remedy given by this Note or by law to the holders of Notes may be exercised from time to time, and as often as shall be deemed expedient, by the holders of Notes.

     SECTION 4.3. Waiver of Past Defaults by Majority of Holders. Subject to
Section 4.1, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive such default or Event of Default and its consequences except a default in the payment of principal of or interest on any of the Notes. Upon any such waiver the Issuer and the holders of the Notes shall be restored to their former positions and rights hereunder, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any de-fault or Event of Default shall have been waived as permitted by this Section 4.3, said default or Event of Default shall for all purposes of the Notes be deemed to have been cured and to be not continuing.

     SECTION 5. Redemption.

     SECTION 5.1. Optional Redemption. The Notes may be redeemed at the option of the Issuer as a whole, or from time to time in part, at any time prior to maturity, at a price equal to the principal amount of the Notes so redeemed, together in each case with accrued and unpaid interest to the date fixed for redemption, upon mailing notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Notes at their last addresses as the same appear on the Register. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notices to the holder of any Note designated for redemption shall not affect the validity of the proceedings for the redemption of any other Note.

     If less than all of the Notes are to be redeemed, the Issuer will select
(a) by lot or by such other manner as may be prescribed by resolution of the Board of Directors of the Issuer and (b) to the extent Tailor Shareholder, or any Subsidiary thereof, holds Notes, the Issuer shall allow Tailor Shareholder to select, in its sole discretion, the specific Notes then owned by Tailor Shareholder or its Subsidiaries to be redeemed (provided that Tailor Shareholder informs the Issuer no later than the day prior to the date of such redemption of the specific Notes selected for redemption), the Notes or portions thereof (in integral multiples of $1,000) to be redeemed in a minimum amount of $1,000,000 unless less than $1,000,000 of the Notes remain outstanding in which case all of the Notes must be redeemed.

     Upon presentation of any Note redeemed in part only, the Issuer shall execute and deliver to the holder thereof, at the expense of the Issuer, a new Note or Notes of authorized denominations, in principal amount equal to the unredeemed portion of the Note so presented.

     SECTION 5.2. Change of Control Put. (a) The holder of this Note shall have the right, at such holder's option, upon the giving of notice of the occurrence of a Change of Control (as hereinafter defined), and subject to the terms and provisions hereof, to tender any Note, in whole or in part, without regard to whether the Note is then otherwise redeemable, for purchase by the Issuer or a third party designated by the Issuer (but such designation will not relieve the Issuer from its obligation pursuant to this Section 5.2 until such obligation is satisfied) for cash in an amount equal to the principal amount of such Note plus accrued and unpaid interest to the date fixed for purchase. Such purchase shall occur no later than the 90th day after the date of the notice provided pursuant to clause (c) below (the "Mandatory Purchase Date"). The holder's right to tender shall continue up to the 85th day after the date of such notice and shall be exercised by any surrender of such Note to the office or agency to be maintained by the Issuer pursuant to Section 3.1, accompanied by written notice that the holder elects to tender such Note and (if so required by the Issuer) by a written instrument or instruments of transfer in form satisfactory to the Issuer duly executed by the holder or such holder's duly authorized legal representative and transfer tax stamps or funds therefor, if required. All Notes surrendered for purchase shall be canceled by the Issuer.

     (b) The occurrence of any of the following events will constitute a "Change of Control":

          (1) if Heartland Industrial Partners, L.P. and its Affiliates (collectively "Heartland") cease to directly or indirectly beneficially own 30% or more of the outstanding shares of Issuer Common Stock or do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Issuer;

          (2) any person or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "1934 Act") other than Heartland (an "other entity") shall attain beneficial ownership, within the meaning of Rule 13d-3 adopted under the 1934 Act, of capital stock representing a majority of the voting power for the election of the Directors of the Issuer;

          (3) Issuer, directly or indirectly, consolidates or merges with any other entity or sells or leases its properties and assets substantially as an entirety to any other entity, provided that this clause shall not apply to a transaction if, immediately following such transaction, no person or group, within the meaning of Section 13(d)(3) of the 1934 Act, other than Heartland beneficially owns capital stock representing a majority of the voting power for the election of Directors of Issuer; and

          (4) any event constituting a "change of control" in the Senior Credit Facilities, as the same may be amended, waived, modified or replaced from time to time.

     (c) The Issuer shall mail to each holder of Notes at such holder's last address appearing on the Register, as promptly as possible but in any event not more than 60 days after learning of a Change of Control specified in clause (b)
(1) or (2) above or not more than 60 days after an occurrence specified in clause (b) (3) or (4) (except to the extent the occurrence referred to in clause
(b)(4) would otherwise have occurred under clause (b)(1) or (2) above), (such 60th day being the "Notice Trigger Date") a notice stating that the event specified in the notice has occurred and that each holder has the right to tender such holder's Notes for cash pursuant to the terms hereof. Notwithstanding the foregoing, prior to making the offer to purchase Notes, but in any event not later than the Notice Trigger Date, the Issuer covenants to (i) repay in full all Senior Indebtedness under agreements containing change of control puts or defaults (and terminate all commitments thereunder) or offer to repay in full all such Senior Indebtedness (and terminate all commitments) and to repay the Senior Indebtedness owed to (and terminate the commitments of) each creditor which has accepted such offer or (ii) obtain the requisite consents in respect of such Senior Indebtedness to permit the repurchase of the Notes. Issuer will first comply with the covenant in the preceding sentence before it will be required to repurchase Notes pursuant to the provisions described below; provided that the Issuer's failure to comply with the covenant described in the preceding sentence shall constitute an Event of Default.

     (d) On or before the 85th day after the date of the notice provided pursuant to clause (c) above, the Issuer shall set aside, segregate and hold in trust for the benefit of the holders of the Notes to be redeemed an amount of money sufficient to pay the principal of, and accrued interest on, all the Notes to be redeemed on the Mandatory Purchase Date.

     (e) After making the offer to purchase as provided above, the Notes to be redeemed shall, on the Mandatory Purchase Date, become due and payable at a price equal to the principal amount thereof plus accrued and unpaid interest and from and after such date (unless the Issuer shall default in the payment of principal and accrued interest thereon) such Notes shall cease to bear interest. Upon surrender of any such Note for purchase in accordance herewith, such Note shall be paid on the Mandatory Purchase Date by the Issuer at a price equal to the principal amount thereof, together with accrued and unpaid interest to the Mandatory Purchase Date. If any Note to be redeemed shall not be so paid on the Mandatory Purchase Date, the principal and accrued interest thereon shall, until paid, bear interest from the Mandatory Purchase Date at the Overdue Rate.

     (f) Notes may be tendered for purchase in whole or in any integral multiple of $1,000. Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Issuer designated for that purpose (with, if the Issuer so requires, due endorsement by, or a written instrument to transfer in form satisfactory to the Issuer duly executed by, the holder thereof or such holder's attorney duly authorized in writing), and the Issuer shall execute and deliver to the holder of such Note without service charge, a new Note or Notes, of any authorized denomination in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount.

     SECTION 6. Subordination of Notes.

     SECTION 6.1. Agreement to Subordinate. The Issuer covenants and agrees, and each holder of Notes by such holder's acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Section; and each Person holding any Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. The provisions of this Section are made for the benefit of the holders of Senior Indebtedness, and such holders shall, at any time, be entitled to enforce such provisions against the Issuer or any holders of Notes.

     All Notes shall, to the extent and in the manner hereinafter in this Section set forth, be subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness.

     SECTION 6.2. No Payment on Notes if Senior Indebtedness in Default. No payment on account of principal or interest on the Notes shall be made unless full payment of amounts then due for principal, premium, if any, sinking funds and interest on all Senior Indebtedness has been made or duly provided for. No payment on account of principal or interest on the Notes shall be made if, at the time of such payment or immediately after giving effect thereto, (i) there shall exist a default in the payment of principal, premium, if any, sinking funds or interest with respect to any Senior Indebtedness, or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, sinking funds or interest) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist.

     SECTION 6.3. Priority of Senior Indebtedness. In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization under the Federal Bankruptcy Code or any other similar applicable Federal or state law, or other similar proceedings in connection therewith, relative to the Issuer or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Issuer or assignment for the benefit of creditors or any other marshalling of assets of the Issuer, whether or not involving insolvency or bankruptcy, then the holders of Senior Indebtedness shall be entitled to receive payment in full of all principal of and premium, if any, and interest on all Senior Indebtedness (including interest on such Senior Indebtedness after the date of filing of a petition or other action commencing such proceeding) before the holders of the Notes are entitled to receive any payment on account of the principal of or interest on the Notes and any payment or distribution of any kind or character which may be payable or deliverable in any such proceedings in respect of the Notes, except securities which are subordinate and junior in right of payment to the payment of all Senior Indebtedness then outstanding, shall be paid by the person making such payment or distribution directly to the holders of Senior Indebtedness to the extent necessary to make payment in full of all Senior Indebtedness, after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness. In the event that any payment or distribution of cash, property or securities shall be received by the holders of the Notes in contravention of this Section before all Senior Indebtedness is paid in full, or provision made for the payment thereof, such payment or distribution shall be held in trust for the benefit of and shall be paid over to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instrument evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay in full all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     In the event that any Note is declared due and payable before its expressed maturity because of the occurrence of an Event of Default (under circumstances when the provisions of the first paragraph of this Section shall not be applicable), the holders of the Senior Indebtedness outstanding at the time the Notes so become due and payable because of such occurrence of such an Event of Default shall be entitled to receive payment in full of all principal of and premium, if any, and interest on all Senior Indebtedness before the holders of the Notes are entitled to receive any payment on account of the principal of or interest on the Notes.

     SECTION 6.4. Subrogation of Notes. Subject to the payment in full of all Senior Indebtedness, the holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Issuer made on the Senior Indebtedness until the principal of and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the holders of the Notes would be entitled except for the provisions of this Section, and no payment over pursuant to the provisions of this Section to the holders of Senior Indebtedness by holders of the Notes, shall, as between the Issuer, its creditors other than the holders of Senior Indebtedness, and the holders of Notes, be deemed to be a payment by the Issuer to or on account of Senior Indebtedness, and no payments or distributions to the holders of the Notes of cash, property or securities payable or distributable to the holders of the Senior Indebtedness to which the holders of the Notes shall become entitled pursuant to the provisions of this Section, shall, as between the Issuer, its creditors other than the holders of Senior Indebtedness, and the holders of the Notes, be deemed to be a payment by the Issuer to the holders of or on account of the Notes.

     SECTION 6.5. Issuer Obligation to Pay Unconditional. The provisions of this Section are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and the holders of the Notes on the other hand, and nothing herein shall impair, as between the Issuer and the holders of the Notes, the obligation of the Issuer, which is unconditional and absolute, to pay to the holders thereof the principal thereof and interest thereon in accordance with the terms of the Notes nor shall anything herein prevent the holders of the Notes from exercising all remedies otherwise permitted by applicable law or under the Notes upon default under the Notes, subject to the rights of holders of Senior Indebtedness under the provisions of this Section to receive cash, property or securities otherwise payable or deliverable to the holders of the Notes.

     SECTION 7. Miscellaneous.

     SECTION 7.1. Modification of Notes. The Notes may be modified without prior notice to any holder but with the written consent of the holders of a majority in principal amount of the Notes or with the written consent of the holders of a majority in principal amount of all notes issued under the Subordinated Loan Agreement between the Issuer and Tailor Shareholder, as the same may be amended or modified from time to time in accordance with its terms (the "Loan Agreement"). Subject to Section 4.1 and Section 4.3, the holders of a majority in principal amount of the Notes or a majority of principal amount of all notes issued under the Loan Agreement may waive compliance by the Issuer with any provision of the Notes without prior notice to any holder. However, without the consent of each holder affected, an amendment, supplement or waiver may not (1) reduce the amount of Notes whose holders must consent to an amendment, supplement or waiver, (2) reduce the rate or extend the time for payment for interest on any Notes, (3) reduce the principal amount of or extend the fixed maturity of any Notes or alter the redemption or repurchase provisions with respect thereto or (4) make any Notes payable in money or property other than as stated in the Notes. Notwithstanding the foregoing, amendments, supplements and waivers of Section 5 may be obtained with the written consent of a majority in principal amount of the Notes or a majority of principal amount of all notes issued under the Loan Agreement prior to the occurrence of a Change of Control.

     The Issuer will use its best efforts to qualify an indenture with respect to this Note at or prior to the time, if any, such qualification is required under the Trust Indenture Act of 1939, as amended or similar law then in effect.

     SECTION 7.2. Miscellaneous. This Note shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law. The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. The holder of this Note by acceptance of this Note agrees to be bound by the provisions (including the subordination provisions) of this Note which are expressly binding on such holder. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent or waiver as provided under the Notes, Notes which are owned by the Issuer or any Subsidiary of the Issuer shall be disregarded and deemed not to be outstanding for the purpose of any such determination. The Section headings herein are for convenience only and shall not affect the construction hereof.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

                             MASCOTECH, INC.


                             By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                                                Exhibit B

                           FORM OF NOTICE OF ISSUANCE
MASCO CORPORATION
21001 Van Born Road
Taylor, MI  48180

Attention:  [                       ]

Ladies and Gentlemen:

     The undersigned, MascoTech, Inc., a Delaware corporation (the "Company"), refers to the Subordinated Loan Agreement, dated as of [__________], 2000 (the "Subordinated Loan Agreement"), among the Company and Masco Corporation, a Delaware corporation ("Tailor Shareholder"). Capitalized terms used herein and not defined shall have the meanings assigned to them in the Subordinated Loan Agreement. The Company hereby gives you notice pursuant to Paragraph 2 of the Subordinated Loan Agreement that it desires to issue Securities (the "Proposed Issuance") that Tailor Shareholder is required to purchase under the Subordinated Loan Agreement, and in that connection sets forth below the information relating to the Proposed Issuance:

     Proposed Issuance:

     The date of the Proposed Issuance is [_______________].

     The aggregate principal amount of the Proposed Issuance is [________] Dollars ($[________]).

     1. The Company hereby certifies and represents that the following statements are true as of the date hereof, and will be true on the date of the Proposed Issuance:

     All representations and warranties made by the Company in Paragraph 6 of the Subordinated Loan Agreement are true and correct in all material respects, with the same effect as though made on and as of the date of the Proposed Issuance;

     2. A Bankruptcy Event does not exist;

     3. [No Event of Default under the Senior Credit Facilities has occurred and is continuing, or would result from the Proposed Issuance or would otherwise exist immediately after giving effect to the Proposed Issuance.] [An Event of Default under the Senior Credit Facilities has occurred and is continuing, or would result from the Proposed Issuance or would otherwise exist immediately after giving effect to the Proposed Issuance and the proceeds from the issuance of the Securities will be used solely [to meet cash obligations in respect of any of the Convertible Debentures upon maturity, acceleration or exercise of the conversion privilege in respect thereof (whether before or after the occurrence of the Event of Default)] [to fund, in whole or in part, the aggregate amount of cash that is (or will be) payable to holders of Convertible Debentures that are outstanding on the date of this Notice].(1)

Dated:

                                    MASCOTECH, INC.



                                    By: ________________________
                                        Name:
                                        Title:








----------

1    Strike inapplicable language.